Explanatory Note

PLANTERS HOLDING COMPANY has prepared this Pre-Effective Amendment No. 1 to Form 1-A solely for the purpose of filing Exhibits 15.2 - 15.5 pursuant to Rule 252(d).

PART III –EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Articles of Incorporation of Planters Holding Company (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company's Form 1-A filed on December 7, 2015)
2.2	Bylaws of Planters Holding Company (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company's Form 1-A filed on December 7, 2015)
7.1

Agreement and Plan of Merger, dated as of July 22, 2015, by and among Planters Holding

Company and Covenant Financial Corporation (included in the Offering Circular as Annex A and incorporated herein by reference) (incorporated by reference to the copy thereof submitted as Exhibit 7.1 to the Company's Form 1-A filed on December 7, 2015)

10.1	Power of Attorney (incorporated by reference to and included on signature page to the Company's Form 1-A filed on December 7, 2015)
11.1	Consent of BKD LLP (independent auditors of Planters Holding Company) (incorporated by reference to the copy thereof submitted as Exhibit 11.1 to the Company's Form 1-A filed on December 7, 2015)
11.2	Consent of Reynolds, Bone & Griesbeck PLC (independent auditors of Covenant Financial Corporation) (incorporated by reference to the copy thereof submitted as Exhibit 11.2 to the Company's Form 1-A filed on December 7, 2015)
11.3	Consent of Jones Walker LLP (included in and incorporated by reference to the copy thereof submitted as Exhibit 12.1 to the Company's Form 1-A filed on December 7, 2015)
12.1	Opinion of Jones Walker LLP as to the legality of the shares of Planters Holding Company common stock to be issued in the merger (incorporated by reference to the copy thereof submitted as Exhibit 12.1 to the Company's Form 1-A filed on December 7, 2015)
12.2	Opinion of Jones Walker LLP as to certain tax matters (incorporated by reference to the copy thereof submitted as Exhibit 12.2 to the Company's Form 1-A filed on December 7, 2015)
15.1	Form of Proxy Card of Covenant Financial Corporation (incorporated by reference to the copy thereof submitted as Exhibit 15.1 to the Company's Form 1-A filed on December 7, 2015)
15.2	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianola, Mississippi on December 9, 2015.

Planters Holding Company

By:	/s/ James H. Clayton
	Name:	James H. Clayton
	Title:	Vice Chairman and Chief Executive Officer

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